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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): August 7, 1996



                                 MARITRANS INC.
             (Exact Name of Registrant as Specified in its Charter)



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


           1-9063                                  51-0343903 (I.R.S. Employer
   (Commission File No.)                                 Identification No.)


One Logan Square, Philadelphia Pennsylvania                             19103
   (Address of Principal Executive Offices)                         (Zip Code)



                                 (215) 864-1200
              (Registrant's Telephone Number , Including Area Code)






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ITEM 5.  OTHER EVENTS.

         On August 7, 1996, Maritrans Inc. and its subsidiary Maritrans Operating Partners L.P. (together, "Maritrans") filed suit against the United States government under the Fifth Amendment to the U.S. Constitution for taking 37 of Maritrans' tank barges without just compensation. Maritrans Inc. et. al. v. United States of America, U.S. Ct. Cl. (No. 96- 483 C, Aug. 7, 1996). Maritrans asserts that the vessels were taken with the passage of Section 4115 of the Oil Pollution Act of 1990 (OPA 90) and that this taking was done in contravention of the Fifth Amendment, which specifically prohibits the United States government from taking private property for public use without just compensation.

         Maritrans is seeking in excess of $200 million in compensation based on the fact that Maritrans has been deprived of its reasonable investment-backed expectation in the continued use of its barges by
         Section 4115 of OPA 90, which prohibits all existing single-hull tank vessels from operating in U.S. waters under a retirement schedule which began January 1, 1995, and ends on January 1, 2015. Under this OPA 90 provision, Maritrans' single-hull tank barges will be forced from service commencing on January 1, 2003, with a significant portion of their economic lives remaining, or be required to be retrofitted. A more detailed discussion of the effects of OPA 90 is contained in the Annual Report on form 10-K of Maritrans Inc. for the year ended December 31, 1995.








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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on August 22, 1996.



Maritrans Inc.



By:


/s/  Thomas C. Deas, Jr.
- -------------------------------
     Thomas C. Deas, Jr.
  Chief Financial Officer













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